EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2004, accompanying the consolidated financial statements of Sunterra Corporation and subsidiaries appearing in Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Sunterra Corporation and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Los Angeles, California

October 20, 2004